UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2005

McMoRan Exploration Co.
(Exact name of registrant as specified in its charter)

Delaware	001-07791	72-1424200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana*	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* In the aftermath of Hurricane Katrina, McMoRan Exploration Co. has temporarily moved its corporate headquarters to 5353 Essen Lane, Suite 350, Baton Rouge, Louisiana 70809, office telephone (225) 765-2200.

Item 1.01. Entry into a Material Definitive Agreement.

McMoRan Exploration Co. (MMR) is a party to a service agreement with FM Services Company (FM Services), a wholly owned subsidiary of Freeport-McMoRan Copper & Gold Inc., under which FM Services provides MMR with executive, technical, administrative, accounting, financial, tax and other services pursuant to a fixed fee arrangement. FM Services entered into a supplemental consulting agreement with B. M. Rankin, Jr. This supplemental agreement renews the consulting agreement previously entered into with Mr. Rankin for an additional one-year period beginning January 1, 2006, and ending December 31, 2006. All terms and conditions of Mr. Rankin’s original consulting agreement remain unchanged. Mr. Rankin is a director of MMR.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McMoRan Exploration Co.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: December 6, 2005